                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant /X/

Filed by a Party other than the Registrant / /

Check the appropriate box:

/ /  Preliminary Proxy Statement

/X/  Definitive Proxy Statement

/ /  Definitive Additional Materials

/ /  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                           Genovese Drug Stores, Inc.
- - - --------------------------------------------------------------------------------
                  (Name of Registrant as Specified in Charter)

                           Genovese Drug Stores, Inc.
- - - --------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

/X/  $125 per Exchange Act Rules 0-11(c)(1)(ii), or 14a-6(i)(1), or 14a-6(j)(2).

/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

     (4)  Proposed maximum aggregate value of transaction:

     Set forth the amount on which the filing fee is calculated and state how it was determined.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                           GENOVESE DRUG STORES, INC.

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                          TO BE HELD ON JUNE 13, 1994

                          ---------------------------

     The Annual Meeting of Shareholders of Genovese Drug Stores, Inc. (the "Company"), will be held at the executive offices of the Company, 80 Marcus Drive, Melville, New York, on Monday, June 13, 1994 at 11:00 A.M., local time. The items to be considered and acted upon at the meeting will be:

          1. The election of two (2) Class II directors to serve until the 1997 Annual Meeting of Shareholders.

          2. The approval of an amendment to the 1984 Employee Stock Option and Stock Appreciation Rights Plan.

          3. The approval of an amendment to the 1987 Executive Bonus & Stock Plan.

          4. Such other business as may properly come before the Annual Meeting, or any adjournments thereof.

     Only shareholders of record at the close of business on April 25, 1994 are entitled to notice of, and to vote at, the Annual Meeting.

     Shareholders are invited to attend the Meeting, where they can vote in person or by proxy. Those Shareholders who can not attend the Meeting are requested to vote and sign the enclosed proxy card and return it in the enclosed self-addressed postage paid envelope. Please return the proxy card as soon as possible to ensure that your vote is counted and to save the Company additional expenses in soliciting proxies.

     A proxy statement and proxy card are furnished herewith, along with Company's Fiscal 1994 Annual Report.

                                        By Order of the Board of Directors

                                        DONALD W. GROSS
                                        Vice President and Secretary

May 12, 1994
Melville, New York

                           GENOVESE DRUG STORES, INC.
                                80 MARCUS DRIVE
                            MELVILLE, NEW YORK 11747

                          ---------------------------

                         ANNUAL MEETING OF SHAREHOLDERS

                                 JUNE 13, 1994

                                PROXY STATEMENT

                          ---------------------------

     This Proxy Statement is furnished in connection with the solicitation by the Board of Directors (the "Board") of Genovese Drug Stores, Inc. (the "Company"), of proxies for use at the Annual Meeting of Shareholders to be held at 11:00 A.M., local time, on Monday, June 13, 1994, at the executive offices of the Company, 80 Marcus Drive, Melville, New York and at any adjournments thereof. The Proxy Statement and accompanying form of proxy are being mailed on or about May 12, 1994 to shareholders of record on April 25, 1994.

                     SOLICITATION AND REVOCATION OF PROXIES

     The proxy is solicited on behalf of the Board of Directors of the Company. It may be revoked at any time before its exercise by filing with the Secretary of the Company a written revocation or a duly executed proxy bearing a later date. It may also be revoked by attendance at the meeting and election to vote in person.

     The entire cost of soliciting proxies will be borne by the Company. Proxies may be solicited by directors, officers and regular employees of the Company personally or by telephone, at minimal cost to the Company, for which they will receive no additional compensation. The Company may reimburse brokers and others for reasonable costs incurred by them in obtaining voting instructions from beneficial owners of common stock held by their principals.

     If proxy cards in the accompanying form are properly executed and returned, the shares of common stock represented thereby will be voted as instructed on the proxy. If no instructions are given, such shares will be voted (i) for the election as directors of the nominees of the Board of Directors named below,
(ii) for the proposed amendments, and (iii) in the discretion of the proxies named in the proxy card on any other proposals to properly come before the meeting or any adjournments thereof.

     Participants in the Genovese Drug Stores, Inc. Employee Stock Ownership Plan (the "ESOP") who receive this Proxy Statement in their capacity as participants will receive a voting instruction form in lieu of a proxy. The trustees of the plan will, subject to the requirements of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), vote the shares, in person or by proxy, in accordance with instructions they receive on or before June 10, 1994. If voting instructions are not timely received, the trustees of the ESOP will, subject to the requirements of ERISA, vote all shares for which timely instructions have not been received in their discretion.

                        VOTING SECURITIES OF THE COMPANY

     Only holders of record as of the close of business on April 25, 1994 are entitled to vote at the Annual Meeting. On that date, there were 4,416,412 outstanding shares of the Class A Common Stock of the Company, each entitling the holder thereof to one (1) vote per share and 4,724,421 outstanding shares of the Class B Common Stock of the Company, each entitling the holder thereof to ten (10) votes per share.

     The election of each nominee for director requires a plurality of the votes cast. Abstentions and broker non-votes will not be considered votes cast for the foregoing purposes. Proxy ballots are received and tabulated by the Company's transfer agent and certified by the inspectors of election.

                                   PROPOSAL 1

                             ELECTION OF DIRECTORS

     In accordance with the By-Laws of the Company the number of directors constituting the whole Board of Directors for the ensuing year is nine (9). There is currently one vacancy on the Board due to the death of Edward J. Brady. Proxies cannot be voted for a greater number of persons than the number of nominees named. Under the By-Laws of the Company, only the Class II directors (total of two) are nominees for election at the 1994 Annual Meeting and are scheduled to serve for a term lasting for three (3) years until the 1997 Annual Meeting of Shareholders.

     The following table sets forth information for each of the two (2) Class II nominees for election at the Annual Meeting and each director continuing in office, including their ages, present principal occupations and those held during the past five years, directorships held in any other publicly held corporations, and the year in which each first became a director of the Company. The information provided in connection with this table has been obtained from the Company's records, information furnished by the directors as of March 15, 1994, and a review of statements filed with the Securities and Exchange Commission pursuant to Section 13(d) of the Exchange Act and received by the Company through April 11, 1994.

        CLASS II DIRECTORS TO BE ELECTED FOR A TERM WHICH EXPIRES AT THE
                              1997 ANNUAL MEETING

                                          POSITIONS WITH COMPANY,                DIRECTOR
       NAME           AGE      BUSINESS EXPERIENCE, AND OTHER DIRECTORSHIPS       SINCE
- - - -------------------   ----   -------------------------------------------------   --------
CHARLES HAYWARD        62    Consultant; formerly served as Vice President of      1981
(a)(b)(c)(d)                 Citibank, N.A. and a Director of Citibank (New
                             York State)

ALLAN PATRICK          47    Executive Vice President of the Company; former       1987
                             Senior Vice President of the Company

   CLASS III DIRECTORS WHOSE PRESENT TERMS EXPIRE AT THE 1995 ANNUAL MEETING

ABRAHAM ALLEN          68    Self-employed; formerly on the Board of Directors     1986
(a)(b)(c)(d)                 of Independent Bankshares, Inc., First State Bank
                             of Abilene, Super Rite Foods, Inc., D-Mac, Inc.,
                             and Chaparrel Airlines, Inc.

THOMAS M. COONEY       68    President of Gibson Foundation since 1988;            1988
(a)(b)(c)(d)                 Director of Gibson Greetings, Inc.; served as
                             Chairman of Gibson Greetings from 1987 to 1989

LEONARD GENOVESE       59    Chairman of the Board, Chief Executive Officer        1961
(d)(e)                       and President of the Company

                  CLASS I DIRECTORS WHOSE TERMS EXPIRE AT THE
                              1996 ANNUAL MEETING

                                          POSITIONS WITH COMPANY,                DIRECTOR
       NAME           AGE      BUSINESS EXPERIENCE, AND OTHER DIRECTORSHIPS       SINCE
- - - -------------------   ----   -------------------------------------------------   --------
WILLIAM J. MCKENNA     67    President and Chief Executive Officer of Kellwood     1979
(a)(b)(c)(d)                 Co., during 1991 also assumed title of Chairman
                             of the Board; Director of United Missouri
                             Bankshares, Inc.

FRANCES GENOVESE       63    Director of Genovese Drug Stores, Inc.                1975
WANGBERG
(d)(e)

HERBERT J. KETT        61    Vice Chairman of the Company; former Senior Vice      1970
                             President of the Company

- - - ---------------
(a)  Member of the Audit Committee.

(b)  Member of the Compensation Committee.

(c)  Member of the Finance Committee.

(d)  Member of the Nominating Committee.

(e)  Leonard Genovese is the brother-in-law of Frances Genovese Wangberg.

              OTHER INFORMATION ABOUT THE BOARD AND ITS COMMITTEES

     The Board, which met four times during fiscal year 1994, has standing Audit, Compensation, Finance and Nominating Committees to assist it in the discharge of its responsibilities. The Committees and their principal functions are described below.

     The Audit Committee consists of Messrs. Allen, Cooney, Hayward (Chairman), and McKenna. The Audit Committee met twice in fiscal year 1994. This Committee recommends to the Board the engagement of independent auditors for the ensuing year, reviews the scope and budget for the annual audit and reviews with the auditors the results of their engagement, the financial statements and management report. In addition, the Audit Committee reviews the scope of and compliance with the Company's internal controls and reviews recommendations made by the independent auditors with respect to changes in accounting principles and internal controls.

     The Compensation Committee consists of Messrs. Allen, Cooney, Hayward and McKenna (Chairman). The Compensation Committee met once in fiscal year 1994 and approves or recommends to the Board compensation and special compensation for senior management in the form of bonuses and incentives, and recommends to the Board the adoption and implementation of incentive compensation plans, stock option plans and employee benefit plans, as well as any modifications to existing plans.

     The Finance Committee consists of Messrs. Allen, Cooney, Hayward and McKenna. The Finance Committee met once in fiscal year 1994. It reviews the financial condition and capital structure of the Company and advises the Board with respect to acquisitions, divestitures and other financial matters affecting the Company.

     The Nominating Committee consists of Messrs. Allen, Cooney, Genovese (Chairman), Hayward, McKenna and Frances Genovese Wangberg. The Committee will consider nominees recommended by Shareholders for election to the Board. Recommendations should be sent to the Secretary of the Company at the Company's executive offices. The Nominating Committee met one time in fiscal year 1994 and reviews and recommends criteria for Board membership.

                           COMPENSATION OF DIRECTORS

     The Company's present policy is to pay each director, exclusive of employee directors, the sum of $4,000 per meeting attended in person or by phone. Members of the Committees of the Board of Directors are not paid additional amounts for attending Committee meetings. During the fiscal year, each director attended at least 75% of the meetings held by the Board and the Committees of which he or she is a member. Certain directors may receive additional forms of compensation, as described elsewhere in this Proxy Statement.

               OWNERSHIP OF SECURITIES BY PRINCIPAL SHAREHOLDERS

     The following table sets forth certain information with respect to the Company's Class A and Class B Common Stock owned beneficially as of April 11, 1994, or as otherwise noted, by any person or entity known to the Company to be the beneficial owner of more than 5% of the outstanding shares of either class of stock.

                              CLASS A SHAREHOLDERS

                                                               AMOUNT AND NATURE              PERCENT
                    NAME & ADDRESS(E)                      OF BENEFICIAL OWNERSHIP(D)         OF CLASS
- - - ---------------------------------------------------------  --------------------------         --------
Genovese Drug Stores, Inc. ESOP                                       297,675                    6.7

T. Rowe Price Associates, Inc.(f)                                     234,080                    5.4
  100 E. Pratt Street
  Baltimore, MD 21202
  (as of December 31, 1993)

                                         CLASS B SHAREHOLDERS

Leonard Genovese(a)                                                 1,507,755                   31.9

Frances Genovese Wangberg(b)                                        1,541,421                   32.6

Trust under the Will of the late                                    1,301,533                   27.5
  Joseph W. Genovese, Jr.

Trust under the Will of the late                                      470,551                   10.0
  Joseph Genovese, Sr.

Donald W. Gross                                                       283,846                    6.0
  Revocable Living Trust and
  Marie A. Gross
  Revocable Living Trust(c)

Geraldine Genovese(g)                                               1,037,204                   21.9

- - - ---------------

(a) Includes 241,760 shares of Class B Common Stock held by the wife of Mr. Leonard Genovese, 7,310 shares of Class B Common Stock held in trust for his daughter and 470,551 shares of Class B Common Stock held by the Trust under the Will of the late Joseph Genovese Sr., of which Mr. Leonard Genovese is a Co-Trustee. Mr. Genovese disclaims any beneficial ownership in any such shares. Additionally, Leonard Genovese owns 16,317 shares of Class A stock and also has options to purchase 34,200 more Class A shares of the Company.

(b) Includes 1,301,533 shares listed as beneficially owned by the Trust under the Will of the late Joseph W. Genovese, Jr. of which Frances Genovese Wangberg, Director of the Company, is Trustee. Additionally, Frances Genovese Wangberg owns 2,416 shares of Class A stock and also has options to purchase 8,712 more Class A shares of the Company.

(c) Of the shares stated, 186,471 are owned by the Donald W. Gross Revocable Living Trust, of which Marie A. Gross is a Co-Trustee and a contingent beneficiary. The balance, 97,375 shares, are owned by the Marie A. Gross Revocable Living Trust, of which Donald W. Gross is a Co-Trustee and a contingent beneficiary. Mr. Gross is deemed to be an associate of the Donald W. Gross Revocable Living Trust, Marie Gross and the Marie A. Gross Revocable Living Trust. Mrs. Gross is deemed to be an associate of the Marie A. Gross Revocable Living Trust, Donald Gross and the Donald W. Gross Revocable Living Trust. None of these shares have been counted more than once as set forth in Note (d). Mr. Gross is a Vice President and Secretary of the Company. Additionally, Mr. Gross owns 12,409 shares of Class A stock and also has options to purchase 23,755 more Class A shares of the Company.

(d) Certain shares in the table have been counted twice because of certain rules and regulations of the Securities and Exchange Commission. See notes (a),
     (b) and (g).

(e) Except as otherwise noted, the address for all beneficial owners is 80 Marcus Drive, Melville, New York, 11747.

(f) These securities are owned by various individual and institutional investors for which T. Rowe Price Associates, Inc. ("Price Associates") serves as investment adviser with power to direct investment and/or sole power to vote the securities. For purposes of the reporting requirements of the Securities Exchange Act of 1934, Price Associates is deemed to be a beneficial owner of such securities; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities.

(g) Includes 793,368 shares of Class B Common Stock held by Leonard Genovese, her husband, and 1,566 shares of Class B Common Stock held in trust for her daughter. Mrs. Genovese disclaims any beneficial ownership in any such shares.

     Leonard Genovese is the husband of Geraldine Genovese, brother of Marie Gross and the brother-in-law of Frances Genovese Wangberg. Donald W. Gross is the husband of Marie Gross, and the brother-in-law of Leonard Genovese. These persons are deemed "associates" of each other as that term is defined in the regulations promulgated under the Securities Exchange Act of 1934, as amended.

     The Trust under the Will of the late Joseph W. Genovese, Jr. may also be deemed an "associate" of Frances Genovese Wangberg, and the Trust under the Will of the late Joseph Genovese, Sr. may be deemed an "associate" of Leonard Genovese. The term "associate" is used to indicate a relationship with any person, including, in this situation, any trust or estate as to which such person has a substantial beneficial interest, or as to which such person serves as trustee or in any other fiduciary capacity, and any relative or spouse of such person who has the same home as such person or who is a director or officer of the Company.

                        SECURITY OWNERSHIP BY MANAGEMENT

     The following table presents the number of shares of the Company's Class A and Class B Common Stock owned beneficially as of April 11, 1994, by (i) all directors and nominees, (ii) the executive officers listed in the Summary Compensation Table, and (iii) all executive officers and directors as a group:

                                                             SHARES
                                                       BENEFICIALLY OWNED
                                                       AS OF 4/11/94(A)(B)           % OF CLASS
                                                     -----------------------       --------------
                       NAME                          CLASS A        CLASS B         A         B
- - - ---------------------------------------------------  -------       ---------       ---       ----
Abraham Allen......................................   11,050           2,195        *         *
Thomas M. Cooney...................................   13,769              --        *         *
Leonard Genovese(c)(e).............................   50,517       1,507,755       1.1       31.9
Charles Hayward....................................   17,151              --        *         *
Herbert J. Kett(e).................................   34,255          60,700        *         1.3
Irwin Livon(e).....................................   19,408              --        *         *
William J. McKenna.................................   10,014           2,195        *         *
Allan Patrick(e)...................................   73,968              --       1.7        *
Jerome Stengel(e)..................................   30,218          44,342        *         *
Frances Genovese Wangberg(d).......................   11,128       1,541,421        *        32.6
All Executive Officers and Directors
  as a Group (18 persons)(f)(g)....................  403,697       3,457,631       8.6       73.1

- - - ---------------

  * Indicates less than 1% of Class

(a) The persons identified in this table have sole voting and investment power with respect to the shares set forth opposite their names, except as otherwise disclosed in the footnotes to the table, according to information furnished to the Company by each of them.

(b) The number of Class A Common Shares shown in the table includes the right to acquire such shares through the exercise of stock options pursuant to the Company's 1984 Employee Stock Option and Stock Appreciation Rights Plan (the "1984 Plan") as follows: 34,200 shares held by Mr. Genovese; 9,993 shares held by Mr. Hayward; 24,705 shares held by Mr. Kett; 17,100 shares held by Mr. Livon; 35,633 shares held by Mr. Patrick; 23,755 shares held by Mr. Stengel; 8,712 shares held by Mrs. Wangberg; and 6,050 shares held by each of Messrs. Allen, Cooney and McKenna.

(c) Includes 241,760 shares of Class B Common Stock held by the wife of Mr. Leonard Genovese, 7,310 shares of Class B Common Stock held in trust for his daughter and 470,551 shares of Class B Common Stock held by the Trust under the Will of the late Joseph Genovese, Sr., of which Mr. Leonard Genovese is a Co-Trustee. Mr. Genovese disclaims any beneficial ownership in any such shares.

(d) Includes 1,301,533 shares of Class B Common Stock held by the Trust under the Will of the late Joseph W. Genovese, Jr. for the benefit of Mrs. Wangberg, of which she is a Co-Trustee.

(e) Does not include a vested interest in shares of the Company's Class A Common Stock held in the Company's ESOP, which shares are counted as part of the ESOP as follows: 6,877 shares held by Mr. Genovese; 4,298 shares held by Mr. Kett; 148 shares held by Mr. Livon; 2,610 shares held by Mr. Patrick; and 3,585 shares held by Mr. Stengel.

(f) Includes 280,613 shares of Class A Common Stock which the Group currently has the rights to acquire through the exercise of stock options pursuant to the 1984 Plan.

(g) Does not include 24,442 shares of the Company's Class A Common Stock held in the vested ESOP accounts of the executive officers of the Company. Such shares are included in the shares held by the ESOP.

      COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission ("SEC") and the American Stock Exchange initial reports of ownership and reports of changes in ownership of Common Stock of the Company. Reporting persons are required by SEC regulation to furnish the Company with copies of all such filed reports. To the Company's knowledge, based solely on a review of copies of such filed reports furnished to the Company, the following persons filed untimely reports required by the Exchange Act: Abraham Allen, nine reports regarding 18 transactions; Thomas M. Cooney, seven reports regarding 11 transactions; Charles
F. Hayward, 22 reports regarding 29 transactions; William McKenna, 13 reports regarding 20 transactions; Frances Genovese Wangberg, 11 reports regarding 22 transactions; John F. DeMarle, two reports regarding two transactions; Thomas B. Esposito, seven reports regarding seven transactions; Leonard Genovese, 33 reports regarding 64 transactions; Donald W. Gross, 30 reports regarding 52 transactions; Herbert J. Kett, 25 reports regarding 43 transactions; Dominick Lettieri, 22 reports regarding 30 transactions; Irwin Livon, five reports regarding five transactions; Allan Patrick, 23 reports regarding 36 transactions; David C. Reynolds, nine reports regarding ten transactions; and Jerome Stengel, 27 reports regarding 39 transactions.

                             EXECUTIVE COMPENSATION

     The following table sets forth the annual compensation paid by the Company during the fiscal years ending January 28, 1994, January 29, 1993 and January 31, 1992 to the Chief Executive Officer and the four most highly compensated executive officers of the Company.

                           SUMMARY COMPENSATION TABLE

                                                                                 LONG TERM
                                                   ANNUAL COMPENSATION          COMPENSATION
                                            ----------------------------------  ------------
                                                                     OTHER         STOCK          ALL
                                                                     ANNUAL       OPTIONS        OTHER
           NAME AND              FISCAL     SALARY       BONUS    COMPENSATION    GRANTED     COMPENSATION
      PRINCIPAL POSITION          YEAR        ($)       ($)(A)       ($)(B)        (#)(C)      ($)(D)(E)
- - - -------------------------------  ------     -------     -------   ------------  ------------  ------------
LEONARD GENOVESE...............   1994      400,000     190,000          -0-          -0-        13,672
  Chairman of the Board, Chief    1993      375,000     187,500          -0-       22,000        14,287
  Executive Officer, and          1992      350,000     175,000      449,610       11,000        15,460
  President

ALLAN PATRICK..................   1994      200,000      95,000          -0-          -0-         6,916
  Executive Vice President and    1993      178,800      89,400          -0-       16,500         5,215
  Director                        1992      165,000      82,500      192,920        8,250         6,671

HERBERT J. KETT................   1994      153,000      55,233          -0-          -0-         8,275
  Vice Chairman and Director      1993      146,600      55,708          -0-       11,440         6,842
                                  1992      141,000      53,580      214,716        5,720         6,418

IRWIN LIVON....................   1994      136,000      49,096          -0-          -0-         5,831
  Vice President                  1993      131,000      49,780          -0-       11,000         4,241
                                  1992       55,000      20,900          -0-          -0-         1,354

JEROME STENGEL.................   1994      133,000      45,486          -0-          -0-         6,973
  Vice President and Treasurer    1993      127,900      46,044          -0-       11,000         5,674
                                  1992      123,000      44,280      132,169        5,500         5,218

- - - ---------------

(a) Bonus -- 50% cash, 50% stock; stock is distributed evenly over a five year period.

(b) Non-Qualified Stock Options -- Amounts reported represent the dollar value of the difference of price at date of grant and market price on date of exercise.

(c)  Options granted pursuant to the 1984 Plan.

(d) The amounts shown in the table reflect, for the fiscal year 1994, personal use of the Company's leased automobile on a pro-rated basis in the amounts of $2,500, $2,170, $1,783, $2,040 and $1,612 respectively; premiums paid by the Company for life insurance over $50,000 in the amounts of $1,800, $574, $1,485, $1,485 and $1,485 respectively; and the Company's contributions to the Executive Retirement Plan added to salary in the amounts of $2,190, $815, $2,415, $0 and $1,622 respectively. The amount shown for Mr. Genovese also includes premiums added to salary for two additional insurance policies in the amount of $1,732. In fiscal year 1994, the Company contributed $4,076, $2,121, $1,638, $1,457 and $1,424 respectively under
     The Genovese Retirement and Savings Plan, a Section 401(k) plan. The Company has contributed $1,374, $1,236, $954 $849 and $830 respectively, under the ESOP.

(e) Excludes insurance premiums paid for the benefit of Mr. Genovese which will be repaid to the Company. Certain amounts set forth in the proxy statement for fiscal year 1993 have been revised to conform to the presentation herein.

                      REPORT OF THE COMPENSATION COMMITTEE

     The Company's current executive compensation program reflects the overall compensation philosophies of the Company. The program is designed with a goal of fairly compensating executives for their performance and contribution to the Company's financial results, as well as providing incentives which attract and retain key executives, instill a long-term commitment to the Company, and develop a pride and sense of Company ownership, all in a manner consistent with shareholder interests. Given these objectives, the executive compensation package includes three elements: (1) base salary; (2) bonuses awarded under 1987 Executive Bonus & Stock Plan (the "1987 Plan"), consisting of one-half cash and one-half grants of Class A stock (which vest in five equal annual installments, generally commencing shortly after each grant); and (3) stock options to purchase Class A stock. Options granted under the 1984 Plan are non-qualified options and have an exercise price of 100% of the price of the Class A stock on the day of grant. All outstanding options have a term of five years from the day of grant. Each of the foregoing three elements are reviewed annually and adjusted in light of the Company's performance for the year and the individual executive's contribution to that performance.

     The Compensation Committee administers the Company's 1987 Plan and the 1984 Plan. In evaluating an executive's performance at the Company, in addition to financial results of the Company (such as attaining the pre-determined financial plan), a broad range of performance criteria is considered. These criteria include standards of business conduct which reflect the social values and expectations of the Company's associates and shareholders and the communities in which it operates. In considering salary increases, bonuses and stock option grants (for persons other than the Chief Executive Officer), the Compensation Committee considers recommendations submitted by the Chief Executive Officer.

     In approving the salary increase and the bonus and option awards to the Chief Executive Officer, the Committee takes into account his level and scope of responsibilities and contributions to the Company. The Committee decides on the Chief Executive Officer's compensation privately, without the Chief Executive Officer being present.

     The Committee consists of all four independent directors, none of whom are employees of the Company.

     This report is submitted by the following persons who constitute the Compensation Committee:

        William McKenna, Chairman
        Abraham Allen
        Thomas Cooney
        Charles Hayward

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Compensation Committee for the 1994 fiscal year consisted of the following five non-employee directors: William McKenna, Abraham Allen, Thomas Cooney, Charles Hayward and Edward Brady. In the ordinary course of business, the Company purchased merchandise from Gibson Greetings, Inc. which during fiscal year 1994 aggregated approximately $467,000. Thomas Cooney, a director of the Company, is also a director of Gibson Greetings, Inc. The Company is of the view that the purchases were made on a basis no less favorable than could have been obtained from unaffiliated suppliers in similar transactions. During fiscal year 1994, the Company paid the law firm of Brady & Tarpey, P.C. $293,000 for legal services. Edward Brady, a member of the firm, was a director of the Company during fiscal year 1994. Mr. Brady died during fiscal year 1994; the Company no longer uses the services of Brady & Tarpey, P.C.

                 EMPLOYEE BENEFIT PLANS AND OTHER REMUNERATION

1987 EXECUTIVE BONUS & STOCK PLAN

     The 1987 Plan was adopted during fiscal year 1988. Under the 1987 Plan, the Compensation Committee can award eligible executives, upon meeting targeted performance levels, incentive compensation which is paid 50% in cash and 50% in the Company's Class A Common Stock. The stock is payable in equal installments of 20% over a five year period, provided the recipient remains employed by the Company. The Company had available as of January 28, 1994, 50,278 shares of its Class A stock for awards under the 1987 Plan. For fiscal year 1994, the Company awarded $308,000 in cash and 39,186 shares. The Company also distributed shares for amounts awarded in previous years during fiscal 1994.

1984 EMPLOYEE STOCK OPTION AND STOCK APPRECIATION RIGHTS PLAN

     The Company's 1984 Plan authorizes the grant of discretionary stock options to officers and other key employees of the Company and automatic, non-discretionary stock options to non-employee directors of the Company. The 1984 Plan authorizes the granting of options to purchase shares of Class A common stock from the Company at an exercise price which is no less than 100% of the fair market value of the common stock at the time the option is granted. All outstanding options have a five-year term.

     Payment for shares purchased upon exercise of an option must be made in full at the time of exercise, either in cash, by delivery of shares of common stock then owned by the optionee or a combination of cash and shares having an aggregate fair market value equal to the option price, or by participation in a cashless exercise program. As of January 28, 1994, 207,913 options were outstanding at exercise prices ranging from $4.79 to $11.02 per share.

     The Company did not issue to its executives any options to purchase its Common Stock during the last fiscal year.

     The following table sets forth information with respect to the named executives concerning the exercise of options during fiscal year 1994 and unexercised options held at year-end.

              AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
                         FISCAL YEAR-END OPTION VALUES

                                                              NUMBER OF UNEXERCISED         VALUE OF UNEXERCISED
                                                             OPTIONS AT FISCAL YEAR-       IN-THE-MONEY OPTIONS AT
                                                                     END(#)                 FISCAL YEAR-END($)(A)
                           SHARES ACQUIRED      VALUE      ---------------------------   ---------------------------
          NAME             ON EXERCISE(#)    REALIZED($)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
- - - -------------------------  ---------------   -----------   -----------   -------------   -----------   -------------
Leonard Genovese.........        -0-             -0-          24,200          -0-           54,692          -0-
Allan Patrick............        -0-             -0-          28,133          -0-          109,978          -0-
Herbert Kett.............        -0-             -0-          19,505          -0-           76,248          -0-
Irwin Livon..............        -0-             -0-          12,100          -0-           38,478          -0-
Jerome Stengel...........        -0-             -0-          18,755          -0-           73,317          -0-

- - - ---------------
(a) Calculated based on the excess of the fair market value of common stock on January 28, 1994 ($12.375) over the option exercise price. All awards made to Leonard Genovese were at an option exercise price equal to 110% of the market price on the date of the grant.

THE GENOVESE RETIREMENT AND SAVINGS PLAN

     The Company maintains a profit sharing and deferred retirement plan pursuant to Section 401(k) of the Internal Revenue Code of 1986 (the "Code"). All employees participate after one year of service and attainment of age 21.

     The Company may make discretionary contributions in an amount determined annually by the Board of Directors. Company contributions are allocated to eligible participants in proportion to their compensation. Participants may make contributions to the Plan on a salary reduction basis, and the Company may make matching contributions on behalf of each participant. A separate salary reduction account and matching employer contribution account are maintained for each participant. All contributions are paid to The Dreyfus Trust Company, as Trustee, to hold, invest and reinvest the funds. All accounts are vested at retirement, death, or disability. Upon any other termination of employment, matching and discretionary contributions vest 20% a year for the first five years of service. Subject to certain restrictions and tax penalties, participants may borrow from or make early withdrawals from their salary reduction accounts.

RETIREMENT INCOME PLAN

     The Company's Retirement Income Plan ("the Pension Plan") covers approximately 830 participants. The Company, during fiscal year 1990, elected to freeze the Pension Plan as of December 31, 1988. The adoption of this amendment to the Pension Plan resulted in the freezing of maximum benefits available to employees covered by the Pension Plan as of December 31, 1988. Employees covered by the Pension Plan will continue to vest with the passage of time.

     The Pension Plan provides 100% vesting after five years of service. Normal retirement age is 65 and early retirement can be taken after age 55. A participant's benefits under the Pension Plan are based upon a maximum of 50% of his average earnings during the final five years of employment up to a maximum of $30,000, less 75% of his primary Social Security benefits, for 30 years or more of service. Benefits are reduced proportionately if the participant's actual years of service are less than 30.

     The following named executive officers shall be entitled to receive the following annual benefits upon retirement at age 65: Leonard Genovese, $4,991; Herbert Kett, $5,172; Allan Patrick, $2,398; Jerome Stengel, $3,364 and Irwin Livon, $0.

NON-QUALIFIED PENSION PLAN

     In addition, five key officers of the Company participate in a nonqualified pension plan. The plan provides benefits at retirement equal to 50% of a participant's base salary with a maximum benefit of $50,000 per year for 10 years. This plan also provides life insurance on the individual officers, payable to the officers in an amount equal to five years base salary up to a maximum of $500,000.

EMPLOYEE STOCK OWNERSHIP PLAN

     On April 6, 1976, the Board of Directors of the Company approved the adoption of the ESOP for the benefit of all of its employees, including officers, who meet certain eligibility requirements, based primarily on age, length of service and number of hours worked. Under the ESOP, the Company may make contributions to a trust fund in cash or property, including shares of the Company's Common Stock, in an amount to be determined annually by the Board of Directors. The Trustees of the trust fund will be directed to invest any funds received primarily in the Company's Common Stock and to make distributions in the form of the Company's Common Stock to participants upon death, disability or retirement. In the event employment of a participant is terminated prior to death, disability or retirement, the number of shares he or she will be entitled to receive as a distribution will depend, in general, upon his or her length of service with the Company. A participant's share in the contribution for each year is determined by the ratio of his or her compensation (exclusive of any bonuses) to the aggregate compensation of all participants (exclusive of bonuses).

     For the fiscal year ended January 28, 1994, the Board of Directors authorized a contribution of $200,000 worth of shares of the Company's Class A Common Stock to the ESOP. On April 11, 1994, the ESOP held 297,675 shares of the Class A Common Stock of the Company.

OTHER REMUNERATION

     During fiscal 1994, the Company paid to Leonard Genovese and another member of the Genovese family, as Trustees under deeds of trust for the benefit of certain family members, an aggregate of $272,395 for facilities located in Long Island City, New York, under the terms of a lease which expires on July 31, 2010, and presently provides for the payment to the Trustees of an annual base rental of $210,000, plus a percentage of annual gross sales generated from the premises in excess of a specified amount, and for the payment of ceratin real estate taxes and maintenance charges. The Company is of the view that the lease, when entered into, was made on terms no less favorable to the Company than could have been obtained from an unaffiliated person in a similar transaction.

     In the ordinary course of business, the Company purchased merchandise from Gibson Greetings, Inc. which during fiscal 1994 aggregated approximately $467,000. Thomas M. Cooney, a director of the Company, is also a director of Gibson Greetings, Inc. The Company is of the view that the purchases were made on a basis no less favorable than could have been obtained from unaffiliated suppliers in similar transactions. During fiscal year 1994, the Company paid the law firm of Brady & Tarpey, P.C. $293,000 for legal services.

Edward Brady, a member of the firm, was a director of the Company during fiscal year 1994. Mr. Brady died during fiscal year 1994; the Company no longer uses the services of Brady & Tarpey, P.C.

                               PERFORMANCE GRAPH

     The graph below compares the yearly percentage change in the cumulative total shareholder return on the Company's Class A Common Stock against the cumulative total return of the American Stock Exchange Market Value Index and a composite peer group for the period of five years commencing January, 1989 and ending January, 1994.

                 COMPARISON OF CUMULATIVE TOTAL RETURN FOR THE
                       FIVE YEARS ENDED JANUARY 28, 1994

                                                   AMERICAN
      MEASUREMENT PERIOD         GENOVESE DRUG     STOCK EX-       COMPOSITE
    (FISCAL YEAR COVERED)        STORES, INC.       CHANGE        PEER GROUP
           1/89                     100             100             100
           1/90                     101             124             107
           1/91                      85             101             131
           1/92                     147             129             166
           1/93                     135             130             174
           1/94                     191             156             172

     The graph assumes that the value of the investment in the Company's Common Stock and each index was $100 in January, 1989 and that all dividends were reinvested.

     The peer group consists of the Company and the following drugstore chains:
Arbor Drugs, Inc., Big B, Inc., Drug Emporium, Inc., F&M Distributors, Inc., Fay's Incorporated, Hook-SupeRx, Inc., Longs Drug Stores Corp., Perry Drug Stores, Inc., Revco D.S., Inc., Rite Aid Corp., and Walgreen Co.

                          CERTIFIED PUBLIC ACCOUNTANTS

     The certified public accounting firm of Deloitte & Touche was engaged as independent auditors by the Board for the fiscal year ended January 28, 1994. The Board, on the recommendation of its Audit Committee, has retained Deloitte & Touche to provide accounting services for fiscal 1995. Deloitte & Touche is expected to have representatives present at the annual meeting who will be available to respond to shareholders' questions, and, if they desire, will have an opportunity to make any statement they consider appropriate.

                                   PROPOSAL 2

  PROPOSAL TO APPROVE AN AMENDMENT TO THE 1984 EMPLOYEE STOCK OPTION AND STOCK
                            APPRECIATION RIGHTS PLAN

     The 1984 Plan provides for the granting of stock options or stock appreciation rights with respect to an aggregate of up to 650,000 shares (before adjustment in accordance with the anti-dilution provisions of the 1984 Plan) of the Company's Class A common stock, par value $1.00 per share ("Class A Stock"). The 1984 Plan includes provisions authorizing a Stock Option Plan Committee to administer the 1984 Plan, to grant stock options or stock appreciation rights thereunder, to construe and interpret the 1984 Plan, to define the terms used therein, to prescribe, amend and rescind rules and regulations relating to the 1984 Plan, and to make all other determinations necessary or advisable for the administration of the 1984 Plan. The Stock Option Plan Committee must consist of at least three disinterested, non-employee directors of the Company. The Compensation Committee of the Board of Directors serves as the Stock Option Committee under the 1984 Plan (the "Compensation Committee").

     Purpose. The purpose of the 1984 Plan is to encourage the acquisition of a proprietary interest in the Company by its directors, officers, and other key employees.

     Adoption and Amendments. The 1984 Plan was approved by shareholders of the Company on June 4, 1984 to be effective as of March 16, 1984 and was to terminate automatically on March 16, 1994. The 1984 Plan was modified by an amendment approved by shareholders of the Company on June 6, 1988, which amendment authorized automatic, non-discretionary grants of stock options to directors of the Company under the 1984 Plan and increased the number of shares of Class A Stock authorized to be awarded under the 1984 Plan by 200,000 shares. The 1984 Plan was further modified by an amendment approved by shareholders of the Company on June 8, 1992, which amendment increased the number of shares of Class A Stock authorized to be awarded under the 1984 Plan by 250,000 shares and extended the term of the 1984 Plan from March 16, 1994 to March 16, 2004.

     Persons Eligible. Such officers or other key employees of the Company as the Compensation Committee in its sole discretion may select are eligible to receive discretionary grants of stock options and stock appreciation rights under the 1984 Plan. Non-employee directors of the Company are eligible to receive automatic, non-discretionary grants of stock options under the 1984 Plan. There are approximately 90 officers and other key employees and 5 non-employee directors currently participating in the 1984 Plan.

     Shares Available. 587,474 shares of Class A Stock remain available for issuance and sale under the 1984 Plan, 280,613 of which are covered by stock options outstanding thereunder; no stock appreciation rights have been granted under the 1984 Plan to date. The shares of Class A Stock that may be issued and sold under the 1984 Plan may be either treasury shares or authorized and unissued shares of such Class A Stock. The number of authorized shares of Class A Stock with respect to which stock options have been granted but not exercised is subject to adjustment if a stock dividend is declared and paid upon the issued and outstanding shares of common stock of the Company, or if such shares are split, combined, converted, exchanged, reclassified or in any way substituted for, or if the Company merges or consolidates with another corporation.

In any such event, a stock option that has been granted and not exercised will entitle the holder of such stock option upon its future exercise to the number and kind of securities or other property subject to the terms of the stock option to which such holder would have been entitled had such holder actually owned the shares of Class A Stock subject to the unexercised portion of the stock option at the time of the occurrence of such stock dividend, split, combination, conversion, exchange, reclassification, substitution, merger or consolidation. If a stock appreciation right is granted, then, upon the occurrence of any of the foregoing events, the Compensation Committee in its sole discretion has the right to determine the amount of cash and/or the number of shares or other property subject to the terms of the stock appreciation right so that there will be no decrease or dilution (as determined by the Compensation Committee in its sole discretion) in the cash and/or the value of the shares or other property to which the holder of such stock appreciation right upon its payment is entitled by reason of such events.

     Awards. The Compensation Committee may grant options to purchase shares of Class A Stock to eligible directors, officers and other key employees of the Company in accordance with the terms and conditions of the 1984 Plan. Such terms and conditions are described in detail in the 1984 Plan and are summarized below. The stock options granted under the 1984 Plan may be options that are intended to qualify as "incentive stock options" within the meaning of Section 422 of the Code or options that are not intended to so qualify. The Compensation Committee also may grant stock appreciation rights to eligible officers and other key employees of the Company in accordance with the terms and conditions of the 1984 Plan. Such terms and conditions also are described in detail in the 1984 Plan and are summarized below. The stock appreciation rights granted under the 1984 Plan may be free-standing rights or rights that are granted in tandem with stock options. The form of stock options and stock appreciation rights granted under the 1984 Plan is determined from time to time by the Compensation Committee. An Option Certificate or Stock Appreciation Right Certificate is issued to each person to whom a stock option or stock appreciation right is granted. If a stock appreciation right is granted in tandem with a stock option, an Option Certificate, with appropriate modifications as determined by the Compensation Committee, is issued.

     Grants to Employees. The number of shares of Class A Stock subject to stock options or stock appreciation rights granted to any eligible officer or other key employee of the Company is determined by the Compensation Committee in its sole discretion. An individual who has been granted a stock option or stock appreciation right may be granted additional stock options or stock appreciation rights if the Compensation Committee so determines, even though stock options or stock appreciation rights previously granted to that individual remain outstanding.

     Grants to Non-Employee Directors. Each non-employee director of the Company will receive an annual award under the 1984 Plan of an option to purchase 2,000 shares of Class A Stock, subject to adjustment in accordance with the anti-dilution provisions of the 1984 Plan. The award will be made each year, regardless of whether awards are made to officers or other key employees of the Company, and the Compensation Committee will not have the discretion to modify such award (except as provided by the anti-dilution provisions of the 1984
Plan).

     Duration of Options or Rights. The duration of each stock option or any stock appreciation right granted hereunder is for such period as the Compensation Committee shall determine, but not more than five years from the date of grant thereof. The duration of each tandem stock appreciation right is coextensive with the stock option pursuant to which it was granted and expires at the same time.

     Assignability of Stock Options. Stock options, stock appreciation rights and all rights thereunder granted under the 1984 Plan are not transferrable by the holder thereof other than by will or the laws of descent and distribution, and such stock option or stock appreciation right may be exercised during such holder's lifetime only by or on behalf of such holder.

     Price. The price per share of the shares of Class A Stock to be purchased pursuant to the exercise of a stock option and the price per share of the shares of Class A Stock subject to a non-tandem stock appreciation right must be not less than one hundred percent (100%) of the closing sale price of a share of Class A Stock on the stock exchange on which the shares of Class A Stock are then primarily listed and traded for such relevant date, or if there have been no sales on such exchange on the relevant date, the closing sale price on the last preceding day upon which a sale took place, or if the shares of Class A Stock are not listed, the average of the high and low bid prices in the domestic over-the-counter market on the relevant date (the "Fair Market Value"), as determined by the Compensation Committee, of a share of Class A Stock of the Company on the date of grant of such stock option or stock appreciation right. The price per share of the shares of Class A Stock subject to a tandem stock appreciation right must be the same as the price per share of the shares of Class A Stock to be purchased pursuant to the exercise of the stock option underlying such tandem stock appreciation right.

     Exercise of Stock Options or Stock Appreciation Rights. Stock options and non-tandem stock appreciation rights are exercisable in whole or in part at such time and upon such terms and conditions as the Compensation Committee shall determine. A stock option or any stock appreciation right may be exercised by delivery of a duly signed notice in writing specifying the number of shares of Class A Stock with respect to which such exercise occurs, together with the Option Certificate or Stock Appreciation Right Certificate, and in the case of the exercise of a stock option, the full purchase price of the shares of Class A Stock to be purchased pursuant to such exercise, to the Chairman of the Board or an officer of the Company appointed by the Chairman of the Board for the purpose of receiving the same; provided, however, that no stock option or stock appreciation right granted pursuant to the 1984 Plan may be exercised at any time when the exercise thereof violates any law or governmental order or regulation. Payment for the shares of Class A stock purchased pursuant to the exercise of a stock option must be made in full at the time of the exercise of the stock option by any one or more of the following methods: in cash; by check payable to the order of the Company; by delivery to the Company of shares of Class A Stock which will be valued at their Fair Market Value on the date of exercise of the stock option; by participation in a cashless exercise program maintained by the Company and a registered broker-dealer or by any other method acceptable to the Compensation Committee and counsel to the Company, including loans, advances and guarantees of loans by the Company.

     Special Rules Applicable to Stock Appreciation Rights. A stock appreciation right may be granted by the Compensation Committee to an eligible officer or other key employee as a free-standing right or may be granted in tandem with all or any part of a stock option granted under the 1984 Plan at the time of the grant of such stock appreciation right. Subject to the provisions set forth below, upon the exercise of a stock appreciation right granted in tandem with a stock option, the holder thereof may surrender the stock option, or any applicable portion thereof, to the extent then exercisable but unexercised and receive cash or shares of Class A Stock or any combination thereof as determined by the Compensation Committee pursuant to the 1984 Plan. Such stock option will, to the extent surrendered, thereupon cease to be exercisable.

     A stock appreciation right is subject to the following terms and conditions and to such other terms and conditions as may from time to time be approved by the Compensation Committee:

          (a) A tandem stock appreciation right is exercisable at such time or times and to such extent, but only to the extent, that the stock option to which it relates is exercisable. A tandem stock appreciation right is not transferrable or assignable separately from the stock option to which it relates and the exercise or expiration of such stock option will terminate the related stock appreciation right.

          (b) The exercise by the holder of a stock appreciation right may be made in writing to the Chairman of the Board or an officer of the Company appointed by the Chairman of the Board for the purpose of receiving the same, specifying whether such holder desires cash or shares of Class A Stock or any combination thereof. Such request will be subject to the absolute right of the Compensation Committee to substitute stock for cash or cash for stock as set forth in subparagraph (d) below. An exercise by an officer, director or ten percent (10%) shareholder of the Company electing a full or partial settlement for cash must be received in writing during the period beginning on the third business day next following the date of release by the Company of quarterly or annual financial data and ending on the twelfth business day following such date of release.

          (c) Upon the exercise of a stock appreciation right, the holder thereof will be entitled to receive from the Company the difference between
     (i) the price per share under such stock appreciation right determined in accordance with the section entitled "Price" above, and (ii) the Fair Market Value on the date of exercise of one share of Class A Stock, multiplied by the number of rights with respect to which such stock appreciation right is exercised. For purposes of this subparagraph, Fair Market Value will be determined by the Compensation Committee as of the date of exercise of the stock appreciation right.

          (d) Notwithstanding any provision to the contrary herein, the Compensation Committee may, under such terms and conditions as it deems appropriate, accept the exercise of a stock appreciation right and authorize payment to be made in cash or shares of Class A Stock or any combination thereof. Shares of Class A Stock will be valued at Fair Market Value as determined by the Compensation Committee as of the date of exercise of the stock appreciation right.

     If the Compensation Committee decides to pay cash upon the exercise of a stock appreciation right, the Compensation Committee has the discretion to make such cash payments over a period of time, such period not to exceed five years from the date of exercise, plus interest at a rate to be determined by the Compensation Committee from the date of exercise. Shares of Class A Stock with respect to which a non-tandem stock appreciation right is exercised will be charged against the maximum number of shares which may be subject to stock options or non-tandem stock appreciation rights under the 1984 Plan notwithstanding that payment upon the exercise of such stock appreciation right is made in whole or in part in cash.

     Tax Withholding. In the event that a director, officer or other key employee elects to exercise a stock option or stock appreciation right, or any part thereof, pursuant to the 1984 Plan, and if the Company is required to withhold any amounts under any federal, state or local tax rules or regulations by reason of the issuance of shares of Class A Stock and/or cash to such holder, the Company is entitled to deduct and withhold such amounts from any cash payments to be made to such holder. In any event, such holder must make available to the Company, promptly when required, sufficient funds to meet the requirements of such tax withholding obligation, and the Compensation Committee is entitled to take and authorize such steps as it may deem advisable in order to have such funds available to the Company when required.

     Issuance of Shares and Compliance With Securities Act. Within a reasonable time after the due exercise of a stock option or stock appreciation right, the Company will cause to be delivered to the holder thereof a certificate for the shares of Class A Stock issuable and/or the cash payable pursuant to the exercise of the stock option or stock appreciation right together with either
(i) an Option Certificate or Stock Appreciation Right Certificate for a number of shares of Class A Stock, equivalent to the difference between the number of shares as to which the stock option and/or stock appreciation right had not been exercised immediately prior to the time of the exercise of the stock option or stock appreciation right and the number of shares with respect to which the stock option or stock appreciation right was so exercised, or (ii) the original Option Certificate or Stock Appreciation Right Certificate endorsed to give effect to the partial exercise thereof. The Company may postpone the issuance and delivery of shares of Class A Stock upon any exercise of a stock option or stock appreciation right until (a) the admission of such shares to listing on any stock exchange on which shares of the same class are then listed and (b) the completion of such registration or other qualification of such shares under any state or federal law, rule or regulation as the Company shall determine to be necessary or advisable. Any person exercising a stock option or stock appreciation right must make such representations (including representations to the effect that such person will not dispose of such shares of Class A Stock in violation of the Federal securities laws, if required by the Company) and furnish such information as may in the opinion of counsel to the Company be appropriate to permit the Company, in the light of the then existence or nonexistence of an effective registration statement under the Securities Act of 1933, as amended (the "Securities Act"), with respect to such shares, to issue the shares in compliance with the provisions of that or any comparable act. The Company may place an appropriate legend on any certificate evidencing the shares of Class A Stock and may issue stop transfer instructions in respect thereof. Nothing herein, however, will be deemed to require that the Company file or amend a registration statement under the Securities Act.

     Termination of Options. Notwithstanding any other provisions of the 1984 Plan, any stock option or stock appreciation right not exercised within the period fixed for such exercise will expire and become void and of no effect.

     Termination of Employment. Any unexercised stock option or stock appreciation right held by an officer or other key employee will terminate forthwith at the close of business on the fourteenth business day after cessation or termination for any reason of such holder's employment by the Company. Notwithstanding the foregoing, if the cessation of employment is due to retirement on or after attaining the age of sixty-five (65) years, disability or death, or if death occurs within three months of such holder's cessation of employment by reason of retirement or disability, as aforesaid, such holder or the legal representatives of the estate of such holder or a specific legatee under a will or the distributees in intestacy, after distribution of the stock options or stock appreciation rights to said legatee or distributees, shall have the privilege within the remaining period of the stock option or stock appreciation right or within three months of such holder's cessation of employment, whichever is shorter, of exercising the unexercised stock options or stock appreciation rights which such holder could have exercised at the time of such cessation of employment. If the employment with the Company of any officer or other key employee is terminated because of such officer's or other key employee's violation of his or her duties with the Company, all unexercised stock options or stock appreciation rights held by such officer or other key employee will terminate immediately upon the termination of such holder's employment with the Company. The Compensation Committee has the right in any specific case upon the grant of the stock option or stock appreciation right to provide any other rule or method for termination of the stock option or stock appreciation right upon termination of employment as the Compensation Committee deems proper and appropriate under the circumstances.

     Amendment by the Board of Directors or the Compensation Committee. Subject to the provisions of the following paragraph, the Board of Directors or the Compensation Committee may at any time withdraw or from time to time amend the 1984 Plan and the terms and conditions of any stock options or stock appreciation rights not theretofore granted, and the Board of Directors or the Compensation Committee, with the consent of the affected holder of a stock option or stock appreciation right, may at any time withdraw or from time to time amend the 1984 Plan and the terms and conditions of any stock appreciation rights which have been theretofore granted.

     Amendments Requiring Stockholder Approval. Notwithstanding the provisions of the preceding paragraph, any amendment to the 1984 Plan which changes the option price as set forth in the 1984 Plan, or changes the method of computation of the amount payable upon exercise of a stock appreciation right pursuant to the 1984 Plan, or changes the directors, officers or other key employees eligible to receive stock options or stock appreciation rights under the 1984 Plan will not be effective unless approved by the holders of a majority of the common stock of the Company present, or represented by proxy, and entitled to vote thereon at a meeting called for such purposes within twelve months after the adoption of such amendment by the Board of Directors or the Compensation Committee.

     Plan Benefits. Set forth in the table below are the number of stock options that were granted under the 1984 Plan during the Company's last completed fiscal year, and the number of stock options that have been granted under the 1984 Plan to date, to (i) each of the named executive officers, (ii) all current executive officers as a group, (iii) all current non-employee directors as a group, and (iv) all current non-executive officer employees as a Group. The amounts shown (a) have not been adjusted to reflect any stock dividends or stock splits subsequent to the date of grant, (b) include options granted by the Compensation Committee on March 8, 1994, and (c) do not include options granted to executive officers who have terminated employment.

                                                                  NUMBER OF STOCK
                                                                  OPTIONS GRANTED   NUMBER OF STOCK
                                                                    DURING LAST     OPTIONS GRANTED
                       NAME AND POSITION                            FISCAL YEAR         TO DATE
- - - ----------------------------------------------------------------  ---------------   ---------------
Leonard Genovese, President and Chief Executive Officer.........         0               77,950
Allan Patrick, Executive Vice President.........................         0               56,870
Herbert Kett, Vice Chairman.....................................         0               50,710
Irwin Livon, Vice President.....................................         0               15,000
Jerome Stengel, Vice President and Treasurer....................         0               39,000
All Current Executive Officers as a Group.......................         0              373,230
All Current Non-Employee Directors as a Group...................         0               52,570
All Current Non-Executive Officer Employees as a Group..........         0              126,150

     No stock appreciation rights have been granted under the 1984 Plan to date. No stock options granted under the 1984 Plan were exercised during the Company's last completed fiscal year. Except with respect to automatic, non-discretionary grants of stock options to non-employee directors, the number of stock options or stock appreciation rights that will be granted under the 1984 Plan to the above-named individuals and groups in the future is not determinable at this time. The number of stock options that will be granted under the 1984 Plan to non-employee directors is described in the section entitled "Grants to Non-Employee Directors."

     Market Value of Securities Underlying Stock Options. The market price of Class A Stock as of May 3, 1994 was $12.38 per share.

     Federal Income Tax Consequences. The following is a brief summary of certain of the federal income tax consequences of certain transactions under the 1984 Plan based on federal income tax laws in effect on January 1, 1994. This summary is not intended to be exhaustive and does not describe state or local tax consequences.

     (a) Tax Consequences to Participants.

          Stock Options. In general: (i) no income will be recognized by a holder of a stock option at the time such stock option is granted; (ii) at the time of exercise of a stock option, ordinary income will be recognized by the holder thereof in an amount equal to the difference between the option price paid for the shares of Class A Stock and the Fair Market Value of such shares if they are not restricted on the date of exercise; and
     (iii) at the time of sale of shares of Class A Stock acquired pursuant to the exercise of a stock option, any appreciation (or depreciation) in the value of the shares after the date of exercise will be treated as either short-term or long-term capital gain (or loss) to the holder thereof, depending on how long such shares have been held.

          Stock Appreciation Rights. No income will be recognized by the holder of a stock appreciation right in connection with the grant of such stock appreciation right. When a stock appreciation right is exercised, the holder thereof normally will be required to include as taxable ordinary income in the year of exercise an amount equal to the amount of any cash, and the Fair Market Value of any nonrestricted shares of Class A Stock, received pursuant to such exercise.

          Special Rules Applicable to Officers and Directors. In limited circumstances where the sale of Class A Stock that is received as the result of a grant of an award could subject an officer or director to suit under Section 16(b) of the Exchange Act, the tax consequences to such officer or director may differ from the tax consequences described above. In these circumstances, unless a special election has been made, the principal difference usually will be to postpone valuation and taxation of the Class A Stock received so long as the sale of the stock received could subject such officer or director to suit under Section 16(b) of the Exchange Act, but not longer than six months.

     (b) Tax Consequences to the Company. To the extent that a director, officer or other key employee recognizes ordinary income in the circumstances described above, the Company will be entitled to a corresponding deduction provided that, among other things, (i) the income meets the test of reasonableness, is an ordinary and necessary business expense and is not an "excess parachute payment" within the meaning of Section 280G of the Code, and
(ii) any applicable withholding obligations are satisfied.

                       APPROVAL OF AMENDMENT NO. 3 TO THE
         1984 EMPLOYEE STOCK OPTION AND STOCK APPRECIATION RIGHTS PLAN

     The Compensation Committee has adopted Amendment No. 3 to the 1984 Plan ("Amendment No. 3") subject to the approval of the shareholders of the Company. The text of Amendment No. 3 is appended hereto as Exhibit A.

     Amendment No. 3 makes three changes to the 1984 Plan. First, under the current version of the 1984 Plan, each year on the date that the Compensation Committee grants awards to the Company's officers and other key employees, the Compensation Committee also grants an option to purchase not more than 500 shares of Class A Common Stock to each member of the Board of Directors. In 1991, 1992 and 1993, the Compensation Committee modified this formula so that the awards granted to eligible directors under the 1984 Plan were reflective of the awards granted to officers and other key employees. Amendment No. 3 as proposed will uniformly increase the annual award to each eligible non-employee director under the 1984 Plan. The new annual award will be an option to purchase 2,000 shares of Class A Stock, subject to adjustment in accordance with the antidilution provisions of the 1984 Plan. (Employee directors will continue to be eligible to receive grants of stock options as approved by the Compensation Committee).

     The annual award to non-employee directors will be made each year, regardless of whether awards are made to officers or other key employees, and the Compensation Committee will not have the discretion to modify such award (except as provided by the antidilution provisions of the 1984 Plan).

     Second, the current version of the 1984 Plan provides that the Company must obtain certain consideration from the recipients of stock options and stock appreciation rights under the plan. The Compensation Committee believes that these provisions are surplusage. Accordingly, Amendment No. 3 as proposed will delete the provisions from the 1984 Plan.

     Finally, Amendment No. 3 amends the 1984 Plan to authorize specifically the participation by the Company in a Corporate Stock Option Exercise Program (the "Cashless Exercise Program") sponsored by Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch"). Under the Cashless Exercise Program, whenever a director, officer or other key employee desires to exercise stock options without paying the exercise price and any applicable taxes in cash, Merrill Lynch will execute a cashless exercise of such stock options by (i) selling the amount of shares of Class A Stock underlying such stock options (or only the amount of shares necessary to pay the exercise price and any applicable taxes),
(ii) paying the total amount of the exercise price and any applicable taxes to the Company, (iii) paying itself a brokerage commission (at a reduced corporate rate), and (iv) depositing the remaining proceeds of the cashless exercise (in cash and/or shares, at the option of such director, officer or other key employee) in a cash management account at Merrill Lynch in the name of such director, officer or key employee.

     In all other respects, the current terms and conditions of the 1984 Plan will remain in effect.

     The Compensation Committee and Company management believe that the changes made to the 1984 Plan by Amendment No. 3 as proposed will further the purpose of the 1984 Plan and are in the best interests of the Company and its shareholders.

     The affirmative vote of the majority of votes entitled to be cast at this meeting is required for approval of Amendment No. 3 under Proposal 2. THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE "FOR" THE APPROVAL OF THIS PROPOSAL.

                                   PROPOSAL 3

                      PROPOSAL TO APPROVE AN AMENDMENT TO
                     THE 1987 EXECUTIVE BONUS & STOCK PLAN

     The Company's 1987 Plan provides for the award to executive officers of the Company ("executives") of cash bonuses and stock bonuses up to an aggregate of 150,000 shares (before adjustment in accordance with the anti-dilution provisions of the 1987 Plan) of the Company's Class A Stock. The 1987 Plan includes provisions authorizing the Compensation Committee, which administers the 1987 Plan and grants awards thereunder, to construe and interpret the 1987 Plan, to define the terms used therein, to prescribe, amend and rescind rules and regulations relating to the 1987 Plan, and to make all other determinations necessary or advisable for the administration of the 1987 Plan.

     Purpose. The purpose of 1987 Plan is to encourage the executives to improve the long-term growth and profitability of the Company and to develop a long-term commitment to the Company by giving such executives a proprietary interest in the Company.

     Adoption. The 1987 Plan was approved by shareholders of the Company on June 1, 1987 to be effective as of January 20, 1987 and is to terminate automatically on January 20, 1997.

     Persons Eligible. Such officers or other key employees of the Company as the Compensation Committee in its sole discretion may select are eligible to receive cash and stock awards under the 1987 Plan. There are approximately 13 executives of the Company currently participating in the 1987 Plan.

     Awards. The Compensation Committee or the Board of Directors prior to the close of each fiscal year must approve for the succeeding fiscal year a targeted performance level for each executive participating in the 1987 Plan as presented to it by Company management. The Compensation Committee or the Board of Directors has, in its sole discretion, the right to accept, reject, modify or alter any targeted performance level presented to it by Company management. The Compensation Committee determines the amount of awards granted to each executive under the 1987 Plan based upon the actual performance of the executive compared to the executive's targeted performance level.

     Within a reasonable time after an award date, the Company pays an executive in cash fifty percent (50%) of the amount awarded to such executive. The balance of the amount awarded to such executive is paid in shares of Class A Stock, which number is determined by dividing (i) the value of fifty percent (50%) of the total award by (ii) the closing market price of one share of Class A Stock on the first business day of the fiscal year with respect to which the award is made. Twenty percent (20%) of the total number of shares awarded to such executive is paid within a reasonable time after the award date. The balance of the shares awarded is paid to such executive in the subsequent four fiscal years at a rate of twenty percent (20%) per year.

     In the event of the death, permanent disability or retirement of an executive, the unpaid balance due to such executive under the 1987 Plan immediately vests and is due to such executive or his beneficiary. In the event of a change in control of the Company, being defined as a change of twenty-five percent (25%) or more of the voting power of the Company's common stock, the Compensation Committee may in its discretion accelerate the pay-out dates with respect to the shares of Class A Stock under the 1987 Plan, and authorize the immediate payment of all shares of Class A Stock due to an executive under the 1987 Plan.

     Forfeitures. Upon termination of employment with the Company due to any reason other than death, disability or retirement, all shares of Class A Stock granted but not received under the 1987 Plan are forfeited by such terminated executive. Any stock so forfeited reverts to the 1987 Plan and becomes available for further awards under the 1987 Plan.

     Change in Capitalization. In the event of any stock dividend, stock split, reclassification or other such change in the common stock of the Company, the Compensation Committee may make such adjustments as it deems equitable to accomplish the purpose of the 1987 Plan. The Compensation Committee's determination as to any such adjustment is final and conclusive.

     Tax Withholding. If the Company is required to withhold any amounts under any federal, state or local tax rules or regulations by reason of payments to an executive, the Company is entitled to deduct and withhold such amounts from any payments to be made to such executive. If the amount available to the Company for withholding in connection with any payment is insufficient, it will be a condition to the payment that such executive make arrangements satisfactory to the Company for the payment of the balance of any taxes required to be withheld. At the discretion of the Compensation Committee, such arrangements may include relinquishment of a portion of the payment. The Company and an executive may also make similar arrangements regarding the payment of taxes which are not required to be withheld.

     Amendments by the Board of Directors or the Compensation
Committee. Subject to the provisions of the following paragraph, the Board of Directors or the Compensation Committee has the right to extend the length of the 1987 Plan, amend or modify the 1987 Plan from time to time, or terminate the 1987 Plan entirely without shareholder approval.

     Amendments Requiring Shareholder Approval. Notwithstanding the provisions of the preceding paragraph, any amendment to the 1987 Plan which changes the number of shares of Class A Stock available under the 1987 Plan, or changes the ratio of cash awards to stock awards as set forth in the section entitled "Awards" above, will not be effective unless approved by a vote of the majority of shareholders entitled to vote thereon.

     Plan Benefits. Set forth in the table below are the amounts of cash and stock bonuses that were granted under the 1987 Plan for the Company's last completed fiscal year to (i) each of the named executive officers and (ii) all current executive officers as a group.

                                                                                    AMOUNT OF STOCK
                                                              AMOUNT OF CASH        BONUSES AWARDED
                                                              BONUSES AWARDED       FOR LAST FISCAL
                                                              FOR LAST FISCAL            YEAR
                     NAME AND POSITION                             YEAR               (IN SHARES)
- - - ------------------------------------------------------------  ---------------       ---------------
Leonard Genovese............................................       $95,000               12,102
  Chairman, President and Chief Executive Officer

Allan Patrick...............................................        47,500                6,051
  Executive Vice President

Herbert Kett................................................        27,617                3,518
  Vice Chairman

Irwin Livon.................................................        24,548                3,127
  Vice President

Jerome Stengel..............................................        22,743                2,897
  Vice President and Treasurer

All Current Executive Officers as a Group...................      $307,607               39,186

     The amount of cash and stock bonuses that will be granted under the 1987 Plan to the above-named individuals and group in the future is not determinable at this time.

                         APPROVAL OF AMENDMENT NO. 1 TO
                     THE 1987 EXECUTIVE BONUS & STOCK PLAN

     The Compensation Committee has adopted Amendment No. 1 to the 1987 Plan ("Amendment No. 1") subject to the approval of the shareholders of the Company. The text of Amendment No. 1 is appended hereto as Exhibit B.

     Amendment No. 1 makes three changes to the 1987 Plan. The first change is to increase the number of shares of Class A Stock that can be awarded under the 1987 Plan. The 1987 Plan as originally approved by shareholders of the Company provides that 100,000 shares of Class A Stock (before adjustment in accordance with the anti-dilution provisions of the 1987 Plan), are available for awards under the 1987 Plan. At the present time, no shares of Class A Stock remain available for awards even though the 1987 Plan will continue in existence until January 20, 1997, and the registration statement filed by the Company with the Securities and Exchange Commission relating to the 1987 Plan registered 150,000 shares of Class A Stock to be available for awards under the 1987 Plan. Amendment No. 1 as proposed will authorize an additional 50,000 shares of Class A Stock to be available for awards under the 1987 Plan. The Compensation Committee and Company management believe that this change is consistent with the purpose of the 1987 Plan.

     The second change made by Amendment No. 1 is to modify the method of calculating the stock portion of awards made under the 1987 Plan. The 1987 Plan currently provides that 50% of the amount awarded by the Compensation Committee to an executive for a fiscal year must be paid to the executive in cash within a reasonable time after the award date. The remaining 50% of the award is paid to the executive in shares of Class A Stock in five annual installments, beginning within a reasonable time after the award date and continuing for the four years thereafter. (If the executive terminates employment with the Company for any reason other than death, disability or retirement, the executive will forfeit any shares of Class A Stock awarded but not yet paid under the 1987 Plan.) The total number of shares of Class A Stock paid to the executive currently is determined by dividing (i) the value of 50% of the award, by (ii) an amount not less than 100% of the closing market price of one share of Class A Stock on the award date. One-fifth of this number of shares of Class A Stock is then paid to the executive in each installment, as described above.

     Amendment No. 1 as proposed will change this formula so that the total number of shares of Class A Stock paid to the executive is determined by dividing (i) the value of 50% of the award by (ii) the closing market price of one share of Class A Stock on the first business day of the fiscal year with respect to which the award was made. Thus, under Amendment No. 1 as proposed, the value of the awards made to executives will be greater than the awards made under the current formula if the closing market price of one share of Class A Stock on an award date is greater than the closing market price of one share of Class A Stock on the first business day of the fiscal year to which the award relates. Conversely, under Amendment No. 1, the value of the awards made to executives will be less than the awards made under the current formula if the closing market price of one share of Class A Stock on an award date is less than the closing market price of one share of Class A Stock on the first business day of the fiscal year to which the award relates. The Compensation Committee and Company management believe that this change is consistent with the purpose of the 1987 Plan and will give executives an added incentive to improve the long-term growth and profitability of the Company.

     The third change made by Amendment No. 1 is to add provisions to the 1987 Plan regarding the withholding by the Company of federal, state or local taxes in connection with payments made under the 1987 Plan. Amendment No. 1 as proposed will change the 1987 Plan to provide that, if the amount available to the Company for withholding in connection with any payment is insufficient, it will be a condition to the payment that the recipient make arrangements satisfactory to the Company for the payment of the balance of any taxes required to be withheld. At the discretion of the Compensation Committee, such arrangements may include relinquishment of a portion of the payment. The Company and a recipient may also make similar arrangements regarding the payment of taxes which are not required to be withheld. The Compensation Committee and Company management believe that this change will enhance the administration of the 1987 Plan and simplify the collection and payment of taxes relating to benefits thereunder.

     In all other respects, the current terms and conditions of the 1987 Plan will remain in effect.

     The Compensation Committee and Company management believe that the changes made to the 1987 Plan by Amendment No. 1 as proposed will further the purpose of the 1987 Plan and are in the best interests of the Company and its shareholders.

     The affirmative vote of the majority of votes entitled to be cast at this meeting is required for approval of Amendment No. 1 under Proposal 3. THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE "FOR" THE APPROVAL OF THIS PROPOSAL.

                  OTHER MATTERS RELATING TO THE ANNUAL MEETING

     As of the date of this Proxy Statement, the Board knows of no business other than that described above to be presented for action at the meeting, but it is intended that all proxies will be exercised in accordance with the best judgment of their holders upon any other matters and/or proposals that may properly come before the meeting of the assembled shareholders, or at any adjournment thereof, in accordance with the direction of the persons named therein.

     Should any nominee named herein for the office of Director become unable or unwilling to accept nomination or election, it is intended that the person acting under the proxy will vote for the election of such other person as the Board may recommend. However, the board does not know of any reason to anticipate that any of the nominees will be unable or unwilling to serve, if elected.

                 SHAREHOLDER PROPOSALS FOR 1995 ANNUAL MEETING

     Any proposal which a holder of Common Stock intends to present at the 1995 Annual Meeting of Shareholders must be received by the Secretary of the Company, at 80 Marcus Drive, Melville, New York 11747, no later than the close of business on December 24, 1994. Reference is made to Rule 14a-8 under the Exchange Act for information concerning the content and form of such proposal and the manner in which such proposal must be made.

                             ADDITIONAL INFORMATION

     The Company's Annual Report, including certain financial statements, is being mailed concurrently with the Notice and Proxy Statement to all persons who were shareholders of record on April 25, 1994, which is the record date for voting purposes. The Annual Report does not constitute a part of the proxy soliciting material.

     Upon the written request of any shareholder, the Company will provide, without charge, a copy of the Company's Annual Report on Form 10-K for fiscal year ended January 28, 1994. Written requests for such report should be directed to the Secretary of the Company, 80 Marcus Drive, Melville, New York 11747.

                                          By Order of the Board of Directors,

                                          DONALD W. GROSS
                                          Vice President & Secretary

                                                                       EXHIBIT A

                           GENOVESE DRUG STORES, INC.

         1984 EMPLOYEE STOCK OPTION AND STOCK APPRECIATION RIGHTS PLAN

                                AMENDMENT NO. 3

     Pursuant to Section 22 of the Genovese Drug Stores, Inc. 1984 Employee Stock Option and Stock Appreciation Rights Plan (the "1984 Plan"), the 1984 Plan is hereby amended as follows:

          1. Section 8 of the 1984 Plan is amended by adding the following new sentence immediately after the first sentence thereof:

             "Notwithstanding the foregoing, as soon as reasonably practicable following the end of each fiscal year of the Company, the Committee shall grant an option to purchase 2,000 shares to each non-employee who is then a member of the Board of Directors."

          2. Section 13 of the 1984 Plan is deleted in its entirety.

          3. The last sentence of Section 14 of the 1984 Plan is deleted in its entirety and replaced with the following new sentence:

             "Payment for the Shares purchased pursuant to the exercise of an Option shall be made in full at the time of the exercise of such Option by any one or more of the following methods: in cash; by check payable to the order of the Company; by the delivery to the Company of Shares which shall be valued at their Fair Market Value on the date of exercise of the Option, by participation in the stock option exercise program established pursuant to the Corporate Stock Option Exercise Program Agreement by and between the Company and Merrill Lynch, Pierce, Fenner & Smith Incorporated, or by any other method acceptable to the Committee and counsel for the Company, including loans, advances and guarantees of loans by the Company."

          4. The foregoing amendment shall be effective on March 7, 1994, subject to the approval of such amendment by the shareholders of Genovese Drug Stores, Inc.

                                                                       EXHIBIT B

                           GENOVESE DRUG STORES, INC.

                       1987 EXECUTIVE BONUS & STOCK PLAN

                                AMENDMENT NO. 1

     Pursuant to Section 11 of the Genovese Drug Stores, Inc. 1987 Executive Bonus & Stock Plan (the "1987 Plan"), the 1987 Plan is hereby amended as follows:

          1. Section 5 of the 1987 Plan is deleted in its entirety and replaced with the following new section:

             "Section 5. SHARES AVAILABLE. The Committee may, but shall not be required to, grant in accordance with the Plan not more than 150,000 shares, which may be either treasury shares or authorized but unissued shares of Class A Common Stock."

          2. The first sentence of Section 8(c) of the 1987 Plan is deleted in its entirety and replaced with the following two sentences:

             "The balance of the amount awarded to the participant shall be paid in shares of the Company's Class A Common Stock. The number of such shares shall be determined by dividing (i) the balance of the amount awarded to the participant, by (ii) the closing market price of such shares on the first business day of the fiscal year with respect to which such amount was awarded to the participant."

          3. The 1987 Plan is further amended by adding the following new
     Section 13 at the end thereof:

             "Section 13. WITHHOLDING TAXES. To the extent that the Company is required to withhold federal, state or local taxes in connection with any payment made to or benefit realized by a participant or other person under the Plan, and the amounts available to the Company for the withholding are insufficient, it shall be a condition to the receipt of any such payment or the realization of any such benefit that the participant or such other person make arrangements satisfactory to the Company for payment of the balance of any taxes required to be withheld. At the discretion of the Committee, any such arrangements may include relinquishment of a portion of any such payment or benefit. The Company and any participant or such other person may also make similar arrangements with respect to the payment of any taxes with respect to which withholding is not required."

          4. The first amendment shall be effective as of January 20, 1987 and the second and third amendments shall be effective on March 7, 1994, subject to the approval of such amendments by the shareholders of Genovese Drug Stores, Inc.

       THIS VOTING INSTRUCTION IS SOLICITED ON BEHALF OF THE TRUSTEES OF
                                      THE
            GENOVESE DRUG STORES, INC. EMPLOYEE STOCK OWNERSHIP PLAN

          ANNUAL MEETING OF SHAREHOLDERS OF GENOVESE DRUG STORES, INC.

           The undersigned participant of Genovese Drug Stores, Inc. Employee Stock Ownership Plan does hereby nominate and appoint the Trustees, or any of them, as true and lawful attorneys and proxies of the undersigned with power of substitution, to vote as designated below all shares of Common Stock of said Company which the undersigned is entitled to vote at the Annual Meeting of Shareholders of said Company at 80 Marcus Drive, Melville, New York 11747 on June 13, 1994 at 11:00 A.M., local time or at any adjournment or adjournments thereof to the same extent with all powers the undersigned would possess if personally present and voting at said meeting or any adjournments thereof.

       I.  ELECTION OF DIRECTORS

            CLASS II Directors elected until the 1997 Annual Meeting:
               Charles Hayward                                        / / FOR         / / WITHHOLD AUTHORITY
               Allan Patrick                                          / / FOR         / / WITHHOLD AUTHORITY

       II.  AMENDMENT TO THE 1984 EMPLOYEE STOCK OPTION AND STOCK APPRECIATION RIGHTS PLAN
                      / /  FOR                    / /  AGAINST                       / / ABSTAIN

       III.  AMENDMENT TO THE 1987 EXECUTIVE BONUS & STOCK PLAN

                      / /  FOR                    / /  AGAINST                      / / ABSTAIN


                                                                                   (Continued on Other Side)


                                              (Continued from Other Side)

           This voting instruction will be voted as directed in the space provided or, if no direction is given, it will be voted FOR the election of directors and FOR the two amendments.

           Receipt is hereby acknowledged of the Notice of Annual Meeting of Shareholders and Proxy Statement, each dated May 12, 1994, and the Annual Report of Genovese Drug Stores, Inc. for the fiscal year ended January 28, 1994.

           Please mark, sign, date and return this voting instruction promptly using the enclosed envelope.



                                      Dated: ______________________, 1994

                                      Signature: ________________________

                                      ___________________________________
                                           (SIGNATURE IF HELD JOINTLY)

                                      NOTE: PLEASE SIGN EXACTLY AS YOUR NAME
                                      APPEARS ON THIS VOTING INSTRUCTION. IF
                                      SIGNING FOR AN ESTATE, TRUST OR
                                      CORPORATION, TITLE OR CAPACITY SHOULD BE
                                      STATED. IF SHARES ARE HELD JOINTLY, EACH
                                      HOLDER SHOULD SIGN.

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

          ANNUAL MEETING OF SHAREHOLDERS OF GENOVESE DRUG STORES, INC.

           The undersigned shareholder of Genovese Drug Stores, Inc. does hereby nominate and appoint Leonard Genovese and Donald W. Gross, or either of them, as true and lawful attorneys and proxies of the undersigned with power of substitution, to vote as designated below all shares of Common Stock of said Company which the undersigned is entitled to vote at the Annual Meeting of Shareholders of said Company at 80 Marcus Drive, Melville, New York 11747 on June 13, 1994 at 11:00 A.M., local time or at any adjournment or adjournments thereof to the same extent with all powers the undersigned would possess if personally present and voting at said meeting or any adjournments thereof.

       I.  ELECTION OF DIRECTORS

    CLASS II Directors elected until the 1997 Annual Meeting:
        Charles Hayward                                       / / FOR                 / / WITHHOLD  AUTHORITY
        Allan Patrick                                         / / FOR                 / / WITHHOLD  AUTHORITY

       II.  AMENDMENT TO THE 1984 EMPLOYEE STOCK OPTION AND STOCK
       APPRECIATION RIGHTS PLAN

         / /  FOR                                            / /  AGAINST             / / ABSTAIN

       III.  AMENDMENT TO THE 1987 EXECUTIVE BONUS & STOCK PLAN

         / /  FOR                                            / /  AGAINST             / / ABSTAIN



                                                                                   (Continued on Other Side)

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

                                              (Continued from Other Side)

           This proxy will be voted as directed in the space provided or, if no direction is given, it will be voted FOR the election of directors and FOR the two amendments.

           Receipt is hereby acknowledged of the Notice of Annual Meeting of Shareholders and Proxy Statement, each dated May 12, 1994, and the Annual Report of Genovese Drug Stores, Inc. for the fiscal year ended January 28, 1994.

           Please mark, sign, date and return this proxy promptly using the enclosed envelope.



                                      Dated: ____________________, 1994

                                      Signature: ______________________

                                      _________________________________
                                         (SIGNATURE IF HELD JOINTLY)

                                      NOTE: PLEASE SIGN EXACTLY AS YOUR NAME
                                      APPEARS ON THIS PROXY. IF SIGNING FOR
                                      AN ESTATE, TRUST OR CORPORATION, TITLE
                                      OR CAPACITY SHOULD BE STATED. IF SHARES
                                      ARE HELD JOINTLY, EACH HOLDER SHOULD SIGN.